Exhibit 10.20
Execution Copy
SEPARATION AGREEMENT AND GENERAL RELEASE
     THIS SEPARATION AGREEMENT AND RELEASE (this “Agreement”) made as of September 18, 2008 by and among Ames True Temper, Inc. (the “Company”), Richard C. Dell (“Executive”), and, solely for the purpose of Section 5 of this Agreement, CHATT Holdings, LLC (“CHATT LLC”).
     WHEREAS, Executive entered into the Employment Agreement dated June 28, 2004 with the Company (the “Employment Agreement”);
     WHEREAS, Executive entered into the Confidentiality, Inventions, Non-Competition and Non-Solicitation Agreement with the Company (the “Restrictive Covenant Agreement”), which was an exhibit to the Employment Agreement;
     WHEREAS, the parties desire to set forth their respective rights and obligations in respect of the Executive’s voluntary retirement from, and the termination of Executive’s employment with, the Company;
     NOW THEREFORE, in consideration of the covenants and conditions set forth herein, the parties, intending to be legally bound, agree as follows:
     1. Separation.
          (a) Executive’s employment with Company will terminate effective on September 27, 2008 (the “Separation Date”). In addition, as of the Separation Date, Executive will be deemed to have resigned from all positions, including all officer, director and board positions, he held with the Company and/or its affiliates, including the Released Parties (as defined below), including his position as a member of the Management Committee of CHATT LLC, without any further action of any other person or entity. Notwithstanding the foregoing, Executive shall not resign as of the Separation Date from the Board of Directors of CHATT LLC.
          (b) Executive represents and warrants that as of the date he executes this Agreement (the “Execution Date”), he has complied with his obligation pursuant to Paragraph 3 of the Restrictive Covenant Agreement to return all Company property in his possession. After giving effect to such return obligation, Executive represents and warrants that he has no Company property in his possession, custody or control.
          (c) Except as specifically provided below, Executive shall not be entitled to receive any compensation or benefits from the Company or its affiliates following the Separation Date.
     2. Salary, Vacation and Expenses.
          (a) The Company shall pay to Executive his (i) accrued but unpaid base salary, (ii) a bonus for the fiscal year ending September 27, 2008 in an amount to be determined by the Compensation Committee of CHATT LLC in accordance with its past practices and payable in accordance with the Company’s regular payroll practices with respect to bonuses, and (iii) accrued but unused vacation as of the Separation Date, if any, less applicable withholdings and in accordance with the Company’s regular payroll practices;
          (b) The Company shall reimburse Executive for expenses for which Executive is entitled to reimbursement pursuant to the Company’s regular reimbursement policy and/or practice as of the Separation Date, if any, payable in accordance with the Company’s regular payroll practices.
     3. Consideration of Company. In consideration for the releases and covenants by Executive set forth in this Agreement and contingent upon Executive’s compliance with this Agreement, Company will provide Executive with payment in an amount equal to $452,000 per year, which amount includes a payment of $37,000 per year to cover Executive’s cost of obtaining health coverage, over the three-year period commencing on the first regular salary payment date of the Company after the Effective Date (as defined herein) of this Agreement (the “Severance Period”), less applicable withholdings, payable at the Company’s regular payroll intervals in as nearly equal installments as is practicable (the “Severance Payments”). Notwithstanding the foregoing, if Executive elects COBRA continuation coverage after the Separation Date pursuant to Section 4 of this Agreement, his annual Severance Payment during the period he is receiving COBRA continuation coverage shall be $415,000.
     4. Benefits. Executive’s participation in all Company benefit plans and programs shall cease on the Separation Date. After the Separation Date, Employee will have the right to health plan continuation coverage, to the extent such coverage is required to be made available under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”). If Employee elects such COBRA coverage, Executive shall continue to pay the active-employee rate of contribution for such coverage, and the Company shall pay the balance of the cost of such coverage.
     5. Equity. Except as provided herein, the Unitholders Agreement, dated as of June 28, 2004, between CHATT LLC, Executive, and other entities and individuals (the “Unitholders Agrement”) and the Amended and Restated Operating Agreement of CHATT Holdings, LLC, dated as of June 28, 2004, shall continue to control Executive’s rights and obligations with respect to his Units (as defined in the Unitholders Agreement). Notwithstanding the foregoing, CHATT LLC agrees that it will not exercise its right to repurchase Executive’s Units pursuant to Paragraph 11 of the Unitholders Agreement, provided, however, that if Executive breaches his obligations pursuant to Section 9 of this Agreement, CHATT LLC shall have the right to repurchase Executive’s Units at the lower of the original purchase price or Fair Market Value (as defined in the Unitholders Agreement) thereof as of the date of such breach(es) (the “Repurchase Right”). Notwithstanding the foregoing, the breach(es) described in the foregoing sentence shall not trigger CHATT LLC’s Repurchase Right unless Executive fails to cure such breach(es), to the extent capable of cure, within thirty (30) days after receipt from the Company of written notice of the act(s) that constitute a breach of Section 9 of this Agreement.
     6. Executive Release of Rights. Executive (defined for the purpose of this Section 6 as Executive and Executive’s agents, representatives, attorneys, assigns, heirs, executors, and administrators) irrevocably, fully, and unconditionally releases the Released

Parties (defined as the Company, ATT Holding Co., CHATT Holdings, Inc., CHATT LLC, Castle Harlan Partners IV, L.P., and each of their affiliated companies, parents, subsidiaries, predecessors, successors, assigns, divisions, related entities and any of their past or present employees, officers, agents, insurers, attorneys, administrators, officials, directors, shareholders, employee benefit plans, and the sponsors, fiduciaries, or administrators of the Company’s employee benefit plans) from any and all claims, rights, losses, expenses, debts, demands, costs, contracts, liabilities, obligations, actions, and causes of action of every nature, known or unknown, matured or unmatured, whether at law or in equity, which he had, now has, or may have (now or in the future) which are in any way connected with, or in any way arise out of or relate to, any cause whatsoever, from the beginning of time to the Execution Date of this Agreement, including, but not limited to, Executive’s employment with or termination of employment from the Company, from the beginning of time to the date hereof, including but not limited to claims, actions or liability under: (1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000 et seq., the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq., the Fair Labor Standards Act, 29 U.S.C. §201 et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq., the Workers’ Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001 et seq., Pennsylvania Human Relations Act Pa., Stat. Ann. tit. 43, §§ 951 et seq., all as amended; (2) any other federal, state or local statute, ordinance, or regulation regarding employment, termination of employment, or discrimination in employment, and (3) the common law relating to employment contracts, wrongful discharge, defamation, or any other matter.
     7. Cooperation of Executive. Notwithstanding the terms set forth in Paragraph 11 of the Restrictive Covenant Agreement, Executive agrees to cooperate with Company in any reasonable manner as Company may request, including but not limited to furnishing information to and otherwise consulting with the Company; and assisting Company in any litigation or potential litigation or other legal matters, including but not limited to meeting with and fully answering the questions of Company or its representatives or agents, and testifying and preparing to testify at any deposition or trial. Company agrees to compensate Executive for any reasonable out of pocket expenses incurred as a result of such cooperation. The Company further agrees to indemnify Executive and provide for the costs of his legal defense if Executive is made a party to any claim, cause of action, arbitration or litigation by reason of his service as an officer, director, member or employee of the Company or any of its affiliates to the same extent to which officers, directors and employees of the Company are entitled to such indemnification and/or costs of legal defense.
     8. Non-admission/Inadmissibility. This Agreement does not constitute an admission by Company that any action it took with respect to Executive was wrongful, unlawful or in violation of any local, state, or federal act, statute, or constitution, or susceptible of inflicting any damages or injury on Executive, and Company specifically denies any such wrongdoing or violation. This Agreement is entered into solely to resolve fully all matters related to or arising out of Executive’s employment with and termination from Company, and its execution, and implementation may not be used as evidence, and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Agreement.

     9. Restrictive Covenants. Executive acknowledges and agrees that, except as provided herein, all provisions of the Restrictive Covenant Agreement survive the termination of his employment with the Company and represents and warrants that he has not violated and will not violate such Restrictive Covenant Agreement. In addition, Executive acknowledges and agrees that the Restricted Period (as defined in the Restrictive Covenant Agreement) is hereby extended to three (3) years following the Separation Date. In the event that Executive breaches any of his obligations under the Restrictive Covenant Agreement during such three-year Restricted Period, remedies are available to the Company, including damages and, pursuant to the Restrictive Covenant Agreement, equitable remedies, including injunctive relief. During the Restricted Period, Executive agrees to notify the Company in writing immediately upon (i) commencing a relationship with a new employer, including as a partner, shareholder, agent, officer, director, employee, independent contractor, or consultant, or (ii) engaging in behavior that may breach Section 7 of the Restrictive Covenant Agreement (as amended by this Section 9). The Company shall have ten (10) days from receipt of such notice to object to such relationship or activity as in breach of the Restrictive Covenant Agreement.
     10. Revocation Period. Executive has the right to revoke this Agreement for up to seven (7) days after he signs it. To revoke this Agreement, Executive must sign and send a written notice of the decision to do so, addressed to Duane Greenly at Ames True Temper, Inc., 465 Railroad Avenue, Camp Hill, PA 17011, and that written notice must be received by Company no later than the eighth day after Executive signed this Agreement. This Agreement will not be effective until the eighth (8th) day following the Company’s receipt of the valid Agreement signed by Executive (the “Effective Date”). If Executive revokes this Agreement, he will not be entitled to any of the consideration from Company described in Section 3 above.
     11. Voluntary Execution of Agreement. Executive acknowledges that:
          (a) Executive has carefully read this Agreement and fully understands its meaning;
          (b) Executive had the opportunity to take up to twenty-one (21) days after receiving this Agreement to decide whether to sign it;
          (c) Executive understands that the Company is hereby advising him, in writing, to consult with an attorney before signing it;
          (d) Executive is signing this Agreement, knowingly, voluntarily, and without any coercion or duress; and
          (e) Everything Executive is receiving for signing this Agreement is described in the Agreement itself, and no other promises or representations have been made to cause Executive to sign it.
     12. Severability. The provisions of this Agreement shall be severable and the invalidity of any provision shall not affect the validity of the other provisions.
     13. Governing Law/ Arbitration. This Agreement is subject to, and incorporates by reference, Paragraph 18 of the Employment Agreement.

     14. Scope of Agreement. Executive understands that he remains bound to the Restrictive Covenant Agreement, except as provided herein, and those provisions in the Employment Agreement, which survive the termination of the Executive’s employment (specifically, Paragraphs 10, 11, 14, 15, 18, 19 and 20 of such Employment Agreement). Except as specifically set forth in such provisions, this Agreement contains the entire agreement and understanding between Executive and Company concerning the matters described herein, and supersedes all prior agreements, discussions, negotiations, understandings and proposals of the parties. The terms of this Agreement cannot be changed except in a subsequent document signed by both parties.
     15. Counterparts. This Agreement may be executed in separate counterparts, all of which, when taken together, shall constitute the entire agreement. A facsimile signature shall be adequate to bind the Party on whose behalf any facsimile signature is delivered to the other Party, provided however, that any Party delivering a facsimile signature shall be obligated thereafter to deliver original signatures to the other Party as promptly as possible.
     16. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby indefinitely.
     17. Amendments and Waivers. No provisions of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties hereto. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
     18. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

     IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be executed by its duly authorized officer and Executive has signed this Employment Agreement, as of the date first above written.

AMES TRUE TEMPER, INC.

By:

Title:

RICHARD C. DELL

Solely with respect to Section 5 hereof:

CHATT HOLDINGS, LLC

By:

Title:

STATE OF PENNSYLVANIA)
                                                   : ss.:
CUMBERLAND COUNTY    )
On the 18th day of September, 2008 before me, the undersigned, personally appeared Richard C. Dell personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity without any duress.

Notary Public

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